EXHIBIT 10.27

SPECIAL AWARD CONDITIONS NCR-92-18742

Amendment Number Thirty (30)

Whereas the Department finds that its authority to fulfill its stewardship responsibilities in connection with VeriSign’s provision of .com registry services shall be preserved pursuant to the following amendment to the Cooperative Agreement and finds that the approval of the .com Registry Agreement attached hereto as Exhibit A is in the public interest; Therefore, VeriSign and the Department agree as follows:

1. Section I.A.9, of Amendment 19, as amended, Definitions, is amended as follows:

9) “Registry Agreement” means the revised .com Registry Agreement attached hereto as Exhibit A.

17) “Designated Term” means each of the following provisions of the Registry Agreement in the form in effect as hereby approved by the Department of Commerce: Sections 3.1(c)(iii) & (v) (including Appendix 5), 3.1(d)(iii), 7.1, and 7.3, which terms, and obligations of VeriSign thereunder, shall be incorporated into the Cooperative Agreement by reference.

2. Section I.B.2.A of Amendment 19, as amended, VeriSign Relationship with ICANN, is amended as follows:

A. (i) VeriSign shall enter into the Registry Agreement (Exhibit A hereto).

(ii) Without the prior written approval by the Department, VeriSign shall not enter into any renewal under Section 4.2 or any other extension or continuation of, or substitution for, the Registry Agreement. The Department shall provide such written approval if it concludes that approval will serve the public interest in (a) the continued security and stability of the Internet domain name system and the operation of the .com registry including, in addition to other relevant factors, consideration of VeriSign’s compliance with Consensus Policies and technical specifications and its service level agreements as set forth in the Registry Agreement approved herein, and the investment associated with improving the security and stability of the DNS, and (b) the provision of Registry Services (as defined in Section 3.1(d)(iii) of the Registry Agreement) offered at reasonable prices, terms and conditions. The parties have an expectancy of renewal of the Registry Agreement so long as the foregoing public interest standard and the standards in Section 4.2 of the Registry Agreement are met. In all cases except a renewal under Section 4.2 of the Registry Agreement, the Department’s review and right of approval shall include all terms in the Registry Agreement. In the case of a renewal under Section 4.2, the Department’s review and right of approval shall include all terms in the Agreement except Department approval shall not be required for: (1) a change in the non-Designated Terms of the Registry Agreement required by the operation of the second sentence of Section 4.2; (2) an expansion of the definition of Registry Services as that term is defined in Section 3.1(d)(iii) of the Registry Agreement; (3) the introduction of or terms upon which new Registry Services are offered pursuant to the process for new Registry Services set forth in Section 3.1(d)(iv) of the Registry Agreement; or (4) the terms or conditions for the renewal or termination of the Registry Agreement, provided that such terms are the same as those set forth in Sections 4.2 and 6.1 of the approved Registry Agreement attached hereto as Exhibit A. The preceding sentence shall not be construed to exempt from the requirement of Department approval a change in any of the Designated Terms (other than an expansion of Registry Services (as that term is defined in the Registry Agreement)) or the inclusion of any term that comprises or relates to any provision embodied by all or part of any Designated Term. VeriSign shall apply to the Department for approval of any such renewal 90 days prior to the expiration of the current term of the Registry Agreement. The Department shall approve or refuse to approve such initial proposed renewal, or determine that additional time is needed to complete its review, before expiration of the current term of the Registry Agreement. If the Department does not approve such initial proposed renewal under Section 4.2 prior to the expiration of the current term of the Registry Agreement, or if it determines that additional time is needed beyond the expiration of the current term of the Registry Agreement to complete its review, then the Department shall agree to the expiration of the term of the Registry Agreement being extended for six months, or such other reasonable period of time as the Department and VeriSign may mutually agree. After receiving written notice of the refusal to approve, VeriSign shall be entitled to confer with the Department and learn the basis for and publicly available underlying facts supporting the refusal. After conferring with the Department, VeriSign may propose for the Department’s approval one or more new or revised renewal proposals under Section 4.2. The Department shall review such new or revised proposal(s) pursuant to the public interest standard established by this subsection for the review of an initial renewal proposal.

(iii) VeriSign’s obligations under the Cooperative Agreement with respect to Registry Services shall be satisfied by compliance with the Registry Agreement for so long as (1) the Registry Agreement is in effect (as determined by the term of the agreement, dispute resolution procedures and termination provisions of the Registry Agreement at Sections 4, 5, and 6, respectively), and (2) VeriSign notifies the Department of any proposed amendment to any Designated Term, and obtains prior written approval from the Department before execution of any such amendment. Any decision to approve or disapprove any proposed amendment to any Designated Term shall be made by the Department, in its sole discretion.

(iv) Notwithstanding Section I.B.7 of this amendment, as amended, if VeriSign fails to comply with any of the Designated Terms Sections 3.1(c)(iii) & (v) (including Appendix 5), 7.1, and 7.3 within 30 days of receiving notice from the Department of such failure, the Department (without limitation of any other rights) may elect to obtain specific performance of the Designated Term in an action in the United States District Court for the District of Columbia, provided, however that such rights shall not include the termination, reformation, discharge or suspension of the Cooperative Agreement or the Registry Agreement. The Department and VeriSign agree that there is no adequate substitute for the Department’s right to obtain specific performance of Designated Terms Sections 3.1(c)(iii) & (v) (including Appendix 5), 7.1, and 7.3, and that irreparable damage could occur if VeriSign does not comply fully with such Designated Terms. The Department and VeriSign further agree that, if a court determines that VeriSign has failed to comply with any such Designated Terms (1) the court shall enter an order requiring VeriSign to specifically perform its obligations under Designated Terms Sections 3.1(c)(iii) & (v) (including Appendix 5), 7.1, and 7.3, and (2) the court may order such other relief as is reasonably necessary to remedy the failure to comply with the Designated Terms Sections 3.1(c)(iii) & (v) (including Appendix 5), 7.1, and 7.3, which relief the parties specifically agree shall not include the termination, reformation, discharge or suspension of the Cooperative Agreement or the Registry Agreement.

(v) VeriSign’s obligations under the Cooperative Agreement with respect to Other Services shall be satisfied by compliance with the Cooperative Agreement as amended. VeriSign’s obligations under the Cooperative Agreement with respect to Registry Services shall be governed by Section I.B.9 of Amendment 19, as amended below.

(vi) As to any question concerning interpretation of any Designated Term, or compliance therewith, the Department will not contest the applicability of a prior, enforceable, final and non-appealable judgment, decision or ruling of a court or arbitrator in a proceeding between VeriSign and ICANN pursuant to the Registry Agreement, when each of the following conditions is satisfied: (1) The issue in dispute was an issue in controversy that was specifically addressed and fully and fairly litigated as a necessary part of the prior judgment, decision or ruling; (2) The prior judgment, decision or ruling was issued pursuant to an adversarial, fully contested proceeding between VeriSign and ICANN, based on a fully developed record that has been preserved; (3) The prior judgment, decision or ruling remains in effect; has not been overruled, altered or limited in any way; and is not the subject of any appeal or motion for reconsideration; and (4) The court or arbitrator specifically considered and incorporated into the prior judgment, decision or ruling the public interest in competition.

3. Section I.B.9, of Amendment 19, Compliance with Section II of this Amendment, is amended as follows:

While the Registry Agreement remains in effect, VeriSign shall not be obligated to comply with the provisions of Section II of this amendment. Upon termination (i) by VeriSign of the Registry Agreement; (ii) due to the withdrawal of the Department’s recognition of ICANN; or (iii) if the Department does not approve any renewal under Section 4.2, or any other extension or continuation of, or substitution for, the Registry Agreement, VeriSign shall no longer be required to comply with the Registry Agreement and VeriSign’s obligations under Section II of this amendment shall take immediate effect with respect to the .com Registry without further action by the Department of Commerce or VeriSign.

4. Section I.B.10, of Amendment 19, Expiration Date, is amended as follows:

The Expiration Date of the Cooperative Agreement shall be November 30, 2012, except that the Department of Commerce may in its sole discretion extend the term of the Cooperative Agreement (1) for a period equal to the length of any term of renewal under Section 4.2, or any other extension or continuation of the Registry Agreement (whether or not the Registry Agreement remains in effect through that term); (2) for a period equal to the length of the term of a substitute registry agreement; or (3) for one year to permit the Department to exercise its rights under Section II.9 of this amendment, as amended, if the Department does not approve any renewal under Section 4.2, or any other extension or continuation of or substitution for, the Registry Agreement.

5. The Department hereby approves the Registry Agreement. This approval is not intended to confer federal antitrust immunity on VeriSign with respect to the Registry Agreement. Upon signature of both parties, VeriSign shall provide copies of the Registry Agreement to both the Grants Officer and the Federal Programs Officer.

6. Except as modified by this Amendment, the terms and conditions of this Cooperative Agreement, as previously amended, remain unchanged.

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